DEL TACO RESTAURANTS, INC.

RESTRICTED STOCK AWARD

THIS RESTRICTED STOCK AWARD AGREEMENT (“Agreement”) is entered into effective as of the ___ day of _____, 201___ (the “Grant Date”), between Del Taco Restaurants, Inc., a Delaware corporation (the “Company”), and __________________ (the “Employee”). All capitalized terms used, but not defined, in this Agreement shall have the meaning given such terms in the Del Taco Restaurants, Inc. Omnibus Incentive Plan (the “Plan”).

RECITALS

WHEREAS, the Plan authorizes the grant of certain equity-based awards, including, but not limited to, awards of Restricted Stock, to eligible participants, including employees of the Company; and

WHEREAS, the Company has determined to grant to the Employee an award of shares of common stock of the Company, subject to the vesting, forfeiture and transfer restrictions set out in this Agreement;

NOW, THEREFORE, in consideration of the terms and conditions set forth herein, the Company and the Employee hereby agree as follows:

ARTICLE 1
AWARD

Section 1.1 Award of Restricted Shares. Effective as of the Grant Date, the Company hereby grants to Employee an award (the “Award”) of ___________________________ (_______________) shares of Common Stock, par value of $0.0001 (the “Restricted Shares”), upon the terms and subject to the conditions set forth in this Agreement and in the Plan.

Section 1.2 Conditions to Award of Restricted Shares. The award of the Restricted Shares to Employee is conditioned upon Employee, concurrently with the execution of this Agreement, delivering to the Company: (1) if requested by the Company, a duly signed stock power, endorsed in blank, relating to the Restricted Shares as required under Section 2.7 hereof and (2) such other documents or agreements as the Company may request.

Section 1.3 Voting and Other Rights. Upon Employee’s timely compliance with each of the conditions set forth in Section 1.2 hereof, Employee shall, except as otherwise set forth in this Section 1.3, have all of the rights and status as a shareholder of the Company in respect of the Restricted Shares, but shall not have the right to vote such shares until such shares become Vested Shares (as hereafter defined). In the event any cash dividends or distributions are paid with respect to any Restricted Shares, such cash dividends or distributions shall be withheld by the Company and paid to the Participant, without interest, only when, and if, the Restricted Shares to which such cash dividends or distributions relate become Vested Shares, in which case payment shall be made within 30 days after the Restricted Shares to which such cash dividends or distributions relate become Vested Shares. In the event any non-cash dividends or other distributions, whether in property, or stock of another company, are paid with respect to any Restricted Shares, any such non-cash dividends or other distributions payable to the Employee shall be retained by the Company and shall not be delivered to the Employee unless and until such time as the Restrictions on the Restricted Shares with respect to which such non-cash dividends or other distributions have been paid shall have lapsed and such shares shall have become Vested Shares. Any such cash or non-cash dividends or distributions with respect to Restricted Shares shall be forfeited by Employee for no consideration in the event the Restricted Shares with respect to which such dividends or other distributions were paid are forfeited to the Company under Section 2.1(b) hereof.

Section 1.4 Subject to Plan. This Agreement is subject to all of the terms and conditions of the Plan, as the same may be further amended from time to time. A copy of the Plan has been made available to the Employee.

Section 1.5 Section 83(b) Election. If the Employee chooses, the Employee may make a Section 83(b) Election with respect to the Restricted Shares, which would cause the Employee currently to recognize ordinary income for U.S. federal income tax purposes in an amount equal to the Fair Market Value of the Restricted Shares (determined as of the Grant Date), which amount will be subject to U.S. federal income and employment tax. The Employee acknowledges that (1) the Employee is solely responsible for the decision whether or not to make a Section 83(b) Election, and the Company is not making any recommendation with respect thereto, (2) it is his or her sole responsibility to timely file the Section 83(b) Election within 30 days after the Grant Date, if the Employee decides to make such election, and (3) if the Employee does not make a valid and timely Section 83(b) Election, the Employee will be required to recognize ordinary income at the time of vesting in an amount equal to the Fair Market Value (determined at the time of the applicable vesting event) of the Restricted Shares that become Vested Shares.
ARTICLE 2
RESTRICTIONS

Section 2.1 Restrictions. The Restricted Shares are subject to the following transfer and forfeiture restrictions (collectively, the “Restrictions”).

(a) Transfer. Prior to the date that the Restricted Shares become Vested Shares, Employee may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer all or any part of the Restricted Shares without the prior written consent of the Company, which consent may be withheld by the Company for any reason or for no reason whatsoever in its sole discretion. Any purported transfer in violation of this Section 2.1(a) shall be null and void and of no effect.

(b) Forfeiture. Subject to Section 2.3 hereof, upon termination of Employee’s employment with the Company or any Subsidiary, all Restricted Shares held by Employee at the effective time of such termination of employment shall immediately thereafter be returned to or canceled by the Company, and such shares shall be deemed to have been forfeited by Employee to the Company. Upon any forfeiture of Restricted Shares under this Section 2.1, the Company will not be obligated to pay Employee any consideration whatsoever for the forfeited Restricted Shares.

Section 2.2 Lapse of Restrictions. Subject to the other terms of this Agreement and the Plan, the Restrictions shall lapse with respect to __% of the Restricted Shares awarded hereunder on __________, an additional __% of the Restricted Shares awarded on _________, an additional __% of the Restricted Shares awarded on _________ and the final __% of the Restricted Shares awarded on __________, provided that Employee remains in the continuous employment of the Company or a Subsidiary at all times from the Grant Date through and including each such anniversary of the Grant Date. To the extent the Restrictions shall have lapsed with respect to Restricted Shares subject to this Agreement, those shares

(the “Vested Shares”) will thereafter be free of the terms and conditions of this Agreement, including but not limited to the Restrictions.

Section 2.3 Acceleration of Vesting. Notwithstanding anything to the contrary herein, the Committee may, in its sole discretion, accelerate the vesting or waive any term or condition (including the Restrictions), subject to such additional terms and conditions as the Committee deems appropriate, with respect to all or a portion of the Restricted Shares upon a Change of Control or Employee’s termination of employment, death, disability or other event.

Section 2.4 Termination of Vesting. In the event Employee’s employment with the Company (or any other employment, consulting, advisory or service relationship or arrangement with the Company or any Subsidiary) is terminated for any reason, after taking into account the provisions of Section 2.3 hereof, no further vesting (pro rata or otherwise) of any Restricted Shares shall occur after the occurrence of such event.

Section 2.5 Withholding Taxes.

(a) The award of the Restricted Shares to the Employee, and the lapse of Restrictions on the Restricted Shares, shall be conditioned on any applicable federal, state or local withholding taxes having been paid by Employee at the appropriate time pursuant to a direct payment of cash or other readily available funds to the Company.

(b) If the Employee shall have elected to file a Section 83(b) Election with respect to the award of Restricted Shares hereunder, the award of the Restricted Shares shall be conditioned on the Employee providing the Company with a direct payment of cash or other immediately available funds in an amount equal to the statutory minimum withholding taxes required to be withheld by the Company not later than 30 days after the Grant Date.

(c) Unless the Employee shall have elected to file a Section 83(b) Election pursuant to Section 2.5(b), above, the Committee may, in its sole discretion, permit Employee to satisfy all or any portion of his or her obligations under Section 2.5(a) by having the Company withhold from the Restricted Shares with respect to which the Restrictions shall have lapsed under Section 2.2 or 2.3, that number of Vested Shares having an aggregate Fair Market Value, determined as of the date of the taxable event with respect to such shares, equal to the federal, state or local taxes required to be withheld by the Company with respect to such taxable event; provided however, that the Fair Market Value of any Vested Shares withheld by the Company under this Section 2.5(c) may not exceed the maximum amount permitted under the Plan.

Section 2.6 Issuance of Shares; Restrictive Legend. Stock certificates in respect of the Restricted Shares may be issued by the Company subject to Employee’s fulfillment of the conditions set forth in Section 1.2 hereof. Any such certificates shall be registered in Employee’s name and shall be inscribed with a legend evidencing the Restrictions, and such additional legends as may be required to comply with the Securities Act of 1933, as amended, and other applicable federal or state securities laws. Alternatively, the Company may issue Restricted Shares hereunder in uncertificated form.

Section 2.7 Custody. All certificates representing the Restricted Shares (other than Vested Shares) shall be deposited, together with stock powers executed by Employee, in proper form for transfer, with the Company or the Company’s transfer agent. If requested, the Company shall provide Employee with a copy of any certificate representing the Restricted Shares, or such other evidence thereof as may be determined by the Company, which shall contain the legends described in Section 2.6. The Company is hereby authorized to cause the transfer into its name of the Restricted Shares (and any non-cash distributions or other property described in Section 1.3 hereof) which are forfeited to the Company pursuant to Section 2.1(b) hereof. At the request of Employee, certificates representing Vested Shares shall, subject to any applicable securities law restrictions, be delivered by the Company to Employee or Employee’s personal representative. Certificates representing shares that have become Vested Shares in accordance with Section 2.2 or 2.3 hereof shall be issued without the legend evidencing the Restrictions, but may contain such legends as may be required to comply with the Securities Act of 1933, as amended, or any other applicable federal or state securities laws.

ARTICLE 3
ADJUSTMENTS

Section 3.1 Binding Nature of Adjustments. Adjustments under Section 2.3 of the Plan may be made by the Compensation Committee, whose determination as to what adjustments, if any, will be made, will be final, binding and conclusive. No fractional shares will be issued pursuant to the Award on account of any such adjustments. Subject to Section 1.3, the terms “Restricted Shares” and “Vested Shares” shall include any shares, securities, or other property that Employee receives or becomes entitled to receive as a result of Employee’s ownership of the original Restricted Shares, and any such shares, securities or other property shall be subject to the same Restrictions and other terms and conditions that apply with respect to, and shall vest or be forfeited at the same time as, the Restricted Shares with respect to which such shares, securities or other property are issued.

ARTICLE 4
DEFINITIONS

Section 4.1 Definitions. For purposes of this Award, the following terms shall have the following meanings:

“Change in Control” shall mean the consummation or effectiveness of any of the following events:

(i) individuals who, as of the date of this Agreement, were members of the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose appointment or election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose assumption of office after the date of this Agreement occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is used in Section 13(d) of the Exchange Act) (each, a “Person”) other than the Board;

(ii) the consummation of (A) a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (x) the Company or (y) any of its Subsidiaries, but in the case of this clause (y) only if Company Voting Securities (as defined below) are issued or issuable in connection with such transaction (each of the transactions referred to in this clause (A) being hereinafter referred to as a “Reorganization”) or (B) a sale or other disposition of all or substantially all the assets of the Company equal to or greater than 50% of the total gross fair market value of the assets of the Company (a “Sale”), unless, immediately following such Reorganization or Sale, all or substantially all the individuals and entities who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act (or a successor rule thereto)) of shares of the Company’s common stock or other securities eligible to vote for the election of the Board outstanding immediately prior to the consummation of such Reorganization or Sale (such securities, the “Company Voting Securities”) beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Reorganization or Sale (including a corporation or other entity that, as a result of such transaction, owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries) (the “Continuing Entity”) in substantially the same proportions as their ownership, immediately prior to the consummation of such Reorganization or Sale, of the outstanding Company Voting Securities (excluding any outstanding voting securities of the Continuing Entity that such beneficial owners hold immediately following the consummation of such Reorganization or Sale as a result of their ownership prior to such consummation of voting securities of any corporation or other entity involved in or forming part of such Reorganization or Sale other than the Company or a Subsidiary;

(iii) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, unless such liquidation or dissolution is part of a transaction or series of transactions described in clause (ii), above, that does not otherwise constitute a Change in Control; or

(iv) any Person, corporation or other entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing a percentage of the combined voting power of the Company Voting Securities that is equal to or greater than 50%; provided, however, that for purposes of this clause (iv) only (and not for purposes of clauses (i) through (iii), above), the following acquisitions shall not constitute a Change in Control: (A) any acquisition by the Company or any Subsidiary, (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (C) any acquisition by an underwriter temporarily holding such Company Voting Securities pursuant to an offering of such securities, above.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

“Section 83(b) Election” shall mean an election made pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed with respect to the Restricted Shares at the time of grant rather than upon the lapse of the Restrictions.

“Subsidiary” or “Subsidiaries” shall mean any corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentages may be approved by the Compensation Committee, are owned, directly or indirectly, by the Company.

ARTICLE 5
MISCELLANEOUS

Section 5.1 Administration. This Award shall be administered by the Compensation Committee or its delegate as provided in Section 3 of the Plan.

Section 5.2 No Guarantee of Employment or Service; Compensation. Nothing in this Agreement shall be construed as an employment, consulting or similar contract for services between the Company or any Subsidiary and the Employee. Any benefit derived under this Agreement shall not be considered compensation for purposes of calculating any severance, resignation, bonus, pension, retirement or similar payments or benefits.

Section 5.3 The Company’s Rights. The existence of the Award shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other securities with preference ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other act or proceeding, whether of a similar character or otherwise.

Section 5.4 Nontransferability of Award. This Award is not transferable by the Employee.

Section 5.5 Entire Agreement; Modification. This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein, and may not be modified, except as provided in a written document signed by each of the parties hereto. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement shall be void and ineffective for all purposes.

Section 5.6 Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability, to the maximum extent permissible by law, (a) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other authority of any of the terms and provisions of this Agreement.

Section 5.7 Governing Law. All matters arising under this Agreement, including matters of validity, construction and interpretation, shall be governed by the laws of the State of Delaware, without regard to any state’s conflict of law principles. Employee and the Company agree that all claims in respect of any action or proceeding arising out of or relating to this Agreement shall be heard or determined in any state or federal court sitting in California, and Employee agrees to submit to the jurisdiction of such courts, to bring all such actions or proceedings in such courts and to waive any defense of inconvenient forum to such actions or proceedings. A final judgment in any action or proceeding so brought shall be conclusive and may be enforced in any manner provided by law.

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Del Taco Restaurants, Inc.            Employee

By:_______________________        _______________________

Its:______________________